Exhibit 99.1

Farmland Partners Inc. Reports Results for the Quarter Ended March 31, 2017

Announces First Quarter Revenue of $7.1 Million - a 52% Period-Over-Period Increase

DENVER, May 8, 2017 /PRNewswire/ - Farmland Partners Inc. (NYSE: FPI) (the “Company”) today reported financial results for the quarter ended March 31, 2017.

First Quarter Highlights

•                  Reported operating revenues of $7.1 million for the quarter ended March 31, 2017, a 52% increase over the same period last year

•                  Completed acquisitions of 34,357 acres for an aggregate value of $360.5 million, bringing the Company’s portfolio to nearly $1.0 billion in diversified farmland assets

•                  Terminated the Prudential Sub-Advisory agreement and other property management agreements as of March 31, 2017 completing the integration of the American Farmland Company (“AFCO”) properties into the Company’s existing portfolio and saving approximately $8 million of future fees through October 2019

•                  Reported AFFO per share of $0.01 for the quarter ended March 31, 2017

•                  Declared a dividend of $0.1275 per share ($0.51 annualized) for the first quarter of 2017 — a 4.72% distribution rate based on the Company’s closing stock price on Monday, May 8, 2017

“The substantial quarter-over-quarter revenue increase is indicative of the growth we achieved in the last twelve months,” said Paul Pittman, the Company’s CEO. “A combination of one-time expenses and understated revenue recognition due to the timing of the close of the AFCO merger as well as the effective dates of other new leases during the quarter negatively affected our reported financial performance measures.”

Second Quarter 2017 Dividend Declaration

The Company also announced that its Board of Directors has approved a quarterly cash dividend of $0.1275 per share to be paid on July 14, 2017 to stockholders of record at close of business on June 30, 2017. The annualized dividend of $0.51 per share represents an annual distribution rate of 4.72% based on the Company’s closing stock price on Monday, May 8, 2017.

New Indebtedness

During the quarter ended March 31, 2017, the Company increased total borrowings to $437.8 million by entering into two new  agreements with MetLife Agricultural Investments (“MetLife”), which provide for a total of $35.5 million of term loans, and five revolving credit facilities arranged by Rutledge Investment Company (“Rutledge”), with an aggregate capacity of $120 million. Four of the revolving credit facilities with Rutledge were assumed by the Company at the closing of the AFCO merger. A fifth facility, totaling $30 million, was entered into with Rutledge at the closing of the AFCO merger. As of March 31, 2017, the first four Rutledge facilities were fully drawn at $90 million, and the remaining facility had a balance of $2.4 million with capacity of $27.6 million.

During the three months ended March 31, 2017 the Company converted $105.7 million of MetLife term loans from variable to fixed interest rates.

Acquisition Activity

The Company has completed nearly $370 million of acquisitions since January 1, 2017.

First Quarter 2017 Property Acquisitions

•                  21 properties in six states totaling 17,817 acres with a total enterprise value of approximately $262 million as a result of the merger with AFCO

•                  Eleven acquisitions in Illinois, South Carolina, Michigan, Colorado, California, Georgia and Kansas totaling 16,540 acres for an aggregate purchase price of $98.5 million

Second Quarter 2017 Property Acquisitions To Date

•                  Three acquisitions in South Dakota, Illinois and Georgia totaling 1,829 acres for an aggregate purchase price of $7.6 million

In addition, subsequent to March 31, 2017, the Company entered into an agreement to purchase one property totaling 1,477 acres for a purchase price of $5.0 million, comprised of cash and shares of restricted stock. The acquisition is expected to close in the second quarter of 2017.

Operating Results

The Company owns or has under contract over 154,000 acres in Alabama, Arkansas, California, Colorado, Florida, Georgia, Illinois, Kansas, Louisiana, Michigan, Mississippi, Nebraska, North Carolina, South Carolina, South Dakota, Texas and Virginia.

The Company recorded total operating revenues of $7.1 million and net operating income of $5.3 million for the three months ended March 31, 2017, as compared to total operating revenues of $4.7 million and net operating income of $4.3 million for the same period in 2016. The Company recorded net loss of $2.0 million and basic net loss available to common stockholders of $0.10 per share for the three months ended March 31, 2017, as compared to net loss of $1.9 million and basic net loss available to common stockholders of $0.15 per share for the same period in 2016. The Company received cash rents totaling $17.1 million for the three months ended March 31, 2017, as compared to receiving $10.7 million in cash rents in the three months ended March 31, 2016.

See “Non-GAAP Financial Measures” for a complete definition of net operating income and the financial table accompanying this press release for reconciliations of total operating revenues to net operating income.

In the first quarter of 2017, the Company did not recognize full revenue for the quarter for a number of leases due to mid-quarter start dates of new or renewed leases, including the leases related to the properties integrated into the Company’s portfolio in connection with the AFCO merger. Additionally, the Company incurred several one-time expenses related to the termination of the Prudential Sub-Advisory agreement and the acquisition and due diligence costs in connection with the AFCO merger. Please refer to the First Quarter 2017 Earnings Call Supplement for further detail.

Adjusted Funds from Operations and Adjusted EBITDA

AFFO was $0.4 million for the first quarter of 2017, as compared to $0.7 million for the first quarter of 2016. AFFO per fully diluted share was $0.01 for the first quarter of 2017, as compared to $0.04 for the first quarter of 2016.

Adjusted EBITDA was $4.0 million for the first quarter of 2017, as compared to $2.6 million for the first quarter of 2016.

See “Non-GAAP Financial Measures” for complete definitions of AFFO and Adjusted EBITDA and the financial tables accompanying this press release for reconciliations of net income to AFFO and Adjusted EBITDA.

Conference Call Information

The Company has scheduled a conference call on Tuesday, May 9, 2017 at 11:00 a.m. (Eastern Time) to discuss its financial results for the first quarter ended March 31, 2017 and provide a company update. The conference call can be accessed live over the phone toll-free by dialing (866) 262-6804, or for international callers by dialing (412) 902-4107.  Participants can reference the Farmland Partners Inc. First Quarter 2017 Earnings Call. The conference call will also be available via a live listen-only webcast and can be accessed through the Investor Relations section of the Company’s website, www.farmlandpartners.com. A replay of the conference call will be available beginning May 9, 2017 at 1:00 p.m. (Eastern Time) until May 23, 2017 at 11:59 p.m. (Eastern Time), by dialing (877) 344-7529 (U.S.) or (412) 317-0088 (International); passcode: 10106944. A replay of the webcast will also be accessible on the Investor Relations website for a limited time following the event.

About Farmland Partners Inc.

Farmland Partners Inc. is an internally managed real estate company that owns and seeks to acquire high-quality North American farmland and makes loans to farmers secured by farm real estate. As of the date of this release, the Company owns over 154,000 acres in Alabama, Arkansas, California, Colorado, Florida, Georgia, Illinois, Kansas, Louisiana, Michigan, Mississippi, Nebraska,

North Carolina, South Carolina, South Dakota, Texas and Virginia. The Company elected to be taxed as a real estate investment trust, or REIT, for U.S. federal income tax purposes, commencing with the taxable year ended December 31, 2014.

Forward-Looking Statements

This press release includes “forward-looking statements” within the meaning of the federal securities laws, including, without limitation, statements with respect to proposed and pending acquisitions, financing activities, crop yields and prices and 2017 annual rents. Forward-looking statements generally can be identified by the use of forward-looking terminology such as “may,” “should,” “could,” “would,” “predicts,” “potential,” “continue,” “expects,” “anticipates,” “future,” “intends,” “plans,” “believes,” “estimates” or similar expressions or their negatives, as well as statements in future tense. Although the Company believes that the expectations reflected in such forward-looking statements are based upon reasonable assumptions, beliefs and expectations, such forward-looking statements are not predictions of future events or guarantees of future performance and our actual results could differ materially from those set forth in the forward-looking statements. Some factors that might cause such a difference include the following: general volatility of the capital markets and the market price of the Company’s common stock, changes in the Company’s business strategy, availability, terms and deployment of capital, the Company’s ability to refinance existing indebtedness at or prior to maturity on favorable terms, or at all, availability of qualified personnel, changes in the Company’s industry, interest rates or the general economy, adverse developments related to crop yields or crop prices, the degree and nature of the Company’s competition, the timing, price or amount of repurchases, if any, under the Company’s share repurchase program, the ability to consummate acquisitions under contract and the other factors described in the section entitled “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2016, and our other filings with the Securities and Exchange Commission.  Any forward-looking information presented herein is made only as of the date of this press release, and we do not undertake any obligation to update or revise any forward-looking information to reflect changes in assumptions, the occurrence of unanticipated events, or otherwise.

Farmland Partners Inc.

Consolidated Balance Sheets

As of March 31, 2017 and December 31, 2016

(Unaudited)

	March 31,	December 31,
	2017	2016
ASSETS
Land, at cost	$822,189	$551,392
Grain facilities	8,518	6,856
Groundwater	12,072	11,933
Irrigation improvements	45,398	15,988
Drainage improvements	5,907	4,757
Permanent plantings	51,663	1,845
Other	6,564	2,901
Construction in progress	5,241	1,615
Real estate, at cost	957,552	597,287
Less accumulated depreciation	(4,555)	(3,224)
Total real estate, net	952,997	594,063
Deposits	333	5,721
Cash	6,363	47,166
Notes and interest receivable, net	4,247	2,843
Deferred offering costs	276	216
Deferred financing fees, net	413	—
Accounts receivable, net	2,960	4,181
Inventory	198	283
Prepaid and other assets	3,480	1,056
TOTAL ASSETS	$971,267	$655,529

LIABILITIES AND EQUITY
LIABILITIES
Mortgage notes, line of credit and bonds payable, net	$436,684	$308,779
Dividends payable	4,991	2,938
Accrued interest	1,876	1,538
Accrued property taxes	1,410	1,225
Deferred revenue	13,914	982
Accrued expenses	5,245	4,558
Total liabilities	464,120	320,020

Commitments and contingencies

Redeemable non-controlling interests in operating partnership, preferred units	117,877	119,915

EQUITY
Common stock, $0.01 par value, 500,000,000 shares authorized; 32,448,311 shares issued and outstanding at March 31, 2017, and 17,351,446 shares issued and outstanding at December 31, 2016	321	172
Additional paid in capital	338,732	172,100
Retained earnings	1,599	4,103
Cumulative dividends	(18,610)	(14,473)
Non-controlling interests in operating partnership	67,228	53,692
Total equity	389,270	215,594

TOTAL LIABILITIES, REDEEMABLE NON-CONTROLLING INTERESTS IN OPERATING PARTNERSHIP AND EQUITY	$971,267	$655,529

Farmland Partners Inc.

Consolidated Statements of Operations

For the three months ended March 31, 2017 and 2016

(Unaudited)

	For the Three Months Ended
	March 31,
	2017	2016
OPERATING REVENUES:
Rental income	$6,803	$4,417
Tenant reimbursements	104	69
Other revenue	243	206
Total operating revenues	7,150	4,692

OPERATING EXPENSES
Depreciation, depletion, and other amortization	1,487	317
Property operating expenses	1,803	440
Acquisition and due diligence costs	515	57
General and administrative expenses	2,081	1,526
Legal and accounting	399	367
Other operating expenses	157	89
Total operating expenses	6,442	2,796
OPERATING INCOME	708	1,896

OTHER (INCOME) EXPENSE:
Other income	(6)	(28)
Interest expense	2,715	3,854
Total other expense	2,709	3,826

Net loss before income tax expense	(2,001)	(1,930)

Income tax expense	—	—

NET LOSS	(2,001)	(1,930)

Net loss attributable to non-controlling interests in operating partnership	375	475
Net loss attributable to redeemable non-controlling interests in operating partnership	—	101

Net loss attributable to the Company	(1,626)	(1,354)

Nonforfeitable distributions allocated to unvested restricted shares	(43)	(30)
Distributions on redeemable non-controlling interests in operating partnership, common units	—	(113)
Distributions on redeemable non-controlling interests in operating partnership, preferred units	(878)	(283)

Net loss available to common stockholders of Farmland Partners Inc.	$(2,547)	$(1,780)

Basic and diluted per common share data:
Basic net loss available to common stockholders	$(0.10)	$(0.15)
Diluted net loss available to common stockholders	$(0.10)	$(0.15)
Basic weighted average common shares outstanding	26,699	11,834
Diluted weighted average common shares outstanding	26,699	11,834
Dividends declared per common share	$0.1275	$0.1275

Farmland Partners Inc.

Reconciliation of Non-GAAP Measures

For the three months ended March 31, 2017 and 2016

(Unaudited)

	For the three months ended March 31,
(in thousands except per share amounts)	2017	2016
Total operating revenues	$7,150	$4,692
Property operating expenses	1,803	440
Net operating income	5,347	4,252

	For the three months ended March 31,
(in thousands except per share amounts)	2017	2016
Net loss	$(2,001)	$(1,930)
Depreciation and depletion	1,487	317
FFO	(514)	(1,613)

Stock based compensation	428	243
Indirect equity offering costs	—	24
Real estate related acquisition and due diligence costs	1,327	2,371
Distributions on Preferred units	(878)	(283)
AFFO	$363	$742

AFFO per diluted weighted average share data:

AFFO weighted average common shares	33,197	17,030

Net loss per share available to common stockholders	$(0.10)	$(0.15)
Income available to redeemable non-controlling interest and non-controlling interest in operating partnership	0.05	0.04
Depreciation and depletion	0.04	0.02
Stock based compensation	0.01	0.01
Indirect equity offering costs	—	—
Real estate related acquisition and due diligence costs	0.04	0.14
Distributions on Preferred units	(0.03)	(0.02)
AFFO per diluted weighted average share	$0.01	$0.04

	For the three months ended
	March 31,
(in thousands)	2017	2016
Net loss	$(2,001)	$(1,930)
Interest expense	2,715	3,854
Income tax expense	—	—
Depreciation and depletion	1,487	317
EBITDA	$2,201	$2,241

Stock-based compensation	428	243
Indirect equity offering costs	—	24
Real estate related acquisition and due diligence costs	1,327	77
Adjusted EBITDA	$3,956	$2,585

Non-GAAP Financial Measures

The Company considers the following non-GAAP measures as useful to investors as key supplemental measures of its performance: FFO, AFFO, EBITDA and Adjusted EBITDA. These non-GAAP financial measures should be considered along with, but not as alternatives to, net income or loss as a measure of the Company’s operating performance. FFO, AFFO, EBITDA and Adjusted EBITDA, as calculated by the Company, may not be comparable to other companies that do not define such terms exactly as the Company.

FFO

The Company calculates FFO in accordance with the standards established by the National Association of Real Estate Investment Trusts, or NAREIT. NAREIT defines FFO as net income (loss) (calculated in accordance with GAAP), excluding gains (or losses) from sales of depreciable operating property, plus real estate related depreciation, depletion and amortization (excluding amortization of deferred financing costs), and after adjustments for unconsolidated partnerships and joint ventures. Management presents FFO as a supplemental performance measure because it believes that FFO is beneficial to investors as a starting point in measuring the Company’s operational performance. Specifically, in excluding real estate related depreciation and amortization and gains and losses from sales of depreciable operating properties, which do not relate to or are not indicative of operating performance, FFO provides a performance measure that, when compared year over year, captures trends in occupancy rates, rental rates and operating costs. The Company also believes that, as a widely recognized measure of the performance of REITs, FFO will be used by investors as a basis to compare the Company’s operating performance with that of other REITs. However, other equity REITs may not calculate FFO in accordance with the NAREIT definition as the Company does, and, accordingly, the Company’s FFO may not be comparable to such other REITs’ FFO.

AFFO

The Company calculates AFFO by adjusting FFO to exclude the income and expenses that the Company believes are not reflective of the sustainability of the Company’s ongoing operating performance, including, but not limited to, real estate related acquisition and due diligence costs and stock-based compensation. For this quarter, excluded expenses include the payments related to the Prudential Sub-Advisory Agreement and corresponding termination payment as well as acquisition and due diligence costs in connection with the closing of the AFCO merger.

Changes in GAAP accounting and reporting rules that were put in effect after the establishment of NAREIT’s definition of FFO in 1999 result in the inclusion of a number of items in FFO that do not correlate with the sustainability of the Company’s operating performance.  Therefore, in addition to FFO, the Company presents AFFO and AFFO per share, fully diluted, both of which are non-GAAP measures.  Management considers AFFO a useful supplemental performance metric for investors as it is more indicative of the Company’s operational performance than FFO. AFFO is not intended to represent cash flow or liquidity for the period, and is only intended to provide an additional measure of the Company’s operating performance. Even AFFO, however, does not properly capture the timing of cash receipts, especially in connection with full-year rent payments under lease agreements entered into in connection with newly acquired farms. Management considers AFFO per share, fully diluted to be a supplemental metric to GAAP earnings per share. AFFO per share, fully diluted provides additional insight into how the Company’s operating performance could be allocated to potential shares outstanding at a specific point in time. Management believes that AFFO is a widely recognized measure of the operations of REITs, and presenting AFFO will enable investors to assess the Company’s performance in comparison to other REITs. However, other REITs may use different methodologies for calculating AFFO and AFFO per share, fully diluted and, accordingly, the Company’s AFFO and AFFO per share, fully diluted may not always be comparable to AFFO and AFFO per share amounts calculated by other REITs. AFFO and AFFO per share, fully diluted should not be considered as an alternative to net income (loss) or earnings per share (determined in accordance with GAAP) as an indication of financial performance, or as an alternative to net income (loss) earnings per share (determined in accordance with GAAP) as a measure of the Company’s liquidity, nor are they indicative of funds available to fund the Company’s cash needs, including its ability to make distributions.

EBITDA and Adjusted EBITDA

Earnings Before Interest, Taxes, Depreciation and Amortization (“EBITDA”) is a key financial measure used to evaluate the Company’s operating performance but should not be construed as an alternative to operating income, cash flows from operating activities or net income, in each case as determined in accordance with GAAP. The Company believes that EBITDA is a standard performance measure commonly reported and widely used by analysts and investors in the Company’s industry. However, while

EBITDA is a performance measure widely used across several industries, the Company does not believe that it correctly captures the Company’s business operating performance because it includes non-cash expenses and recurring adjustments that are necessary to better understand the Company’s business operating performance.  Therefore, in addition to EBITDA, management uses Adjusted EBITDA, a non-GAAP measure.

The Company calculates Adjusted EBITDA by adjusting EBITDA for certain items such as stock-based compensation and real estate related acquisition and due diligence costs that the Company considers necessary to understand its operating performance. The Company believes that Adjusted EBITDA provides useful supplemental information to investors regarding the Company’s ongoing operating performance that, when considered with net income and EBITDA, is beneficial to an investor’s understanding of the Company’s operating performance. However, EBITDA and Adjusted EBITDA have limitations as analytical tools and should not be considered in isolation or as a substitute for analysis of the Company’s results as reported under GAAP.

Net Operating Income

The Company calculates net operating income as total operating revenues (rental income, tenant reimbursements and other revenue) less property operating expenses (property expenses and real estate taxes). Since net operating income excludes general and administrative expenses, interest expense, depreciation and amortization, acquisition-related expenses, other income and losses and extraordinary items, it provides a performance measure that, when compared year over year, reflects the revenues and expenses directly associated with owning and leasing farmland real estate, providing a perspective not immediately apparent from net income. However, net operating income should not be viewed as an alternative measure of our financial performance since it does not reflect general and administrative expenses, interest expense, depreciation and amortization costs, other income and losses.